                                                                    EXHIBIT 99.1

Company Press Release

SOURCE: Santa Fe Snyder Corporation

SANTA FE SNYDER CORPORATION REPORTS SECOND-QUARTER GAINS IN PRODUCTION, REVENUES AND CASH FLOW

HOUSTON, July 19 /PRNewswire/ -- Santa Fe Snyder Corporation (NYSE: SFS - news) today announced the results of its second quarter ended June 30, 1999, which includes the first two months of combined operations of Santa Fe Energy Resources and Snyder Oil Corporation.

Santa Fe Snyder had net earnings of $2.8 million, or $0.02 per share, in the second quarter before recognition of $150.8 million of nonrecurring charges, net of tax, related to the May 5, 1999, merger. Including these charges, the Company reported a net loss of $148.0 million, or $1.02 per common share, compared with earnings of $0.4 million, or break-even earnings per share, in the second quarter of 1998. The merger was accounted for as a purchase transaction and included a pretax property impairment charge of $196.4 million.

Revenues increased to $112.4 million from $77.8 million in the second quarter of 1998, driven by a 10 percent increase in realized commodity prices and a 29 percent increase in production due to the merger. Discretionary cash flow for the second quarter of 1999 increased to $57.4 million compared with $42.1 million for the second quarter of 1998.

Oil production in the second quarter of 1999 averaged 47,000 barrels per day, up 12 percent from the 41,900 barrels per day produced in the same prior-year period. Natural gas production increased 53 percent to 281 million cubic feet
(Mmcf) per day during the second quarter of 1999 from 183 Mmcf per day in the second quarter of last year fueled principally from Snyder Oil's predominate domestic gas production. Domestic production in the second quarter was 64 percent natural gas and 36 percent oil.

Average crude oil prices realized by Santa Fe Snyder in the second quarter 1999 increased 24 percent to $15.06 per barrel from $12.12 in the prior-year second quarter. The average price for natural gas dropped to $1.92 per thousand cubic feet (Mcf) during the quarter, compared with an average $1.99 per Mcf a year earlier.

Chief Executive Officer James L. Payne commented, "The strength of the merged Company is clearly reflected in the more than 50 percent increase in second quarter gas production and the 7 percent reduction in operating costs per barrel of oil equivalent from the first quarter. With the further cost savings expected in the second half of the year and the recent improvement in commodity prices, we have positioned the Company to take advantage of the changes now occurring within the industry. We exited June producing 48,000 barrels of oil and 320 million cubic feet of gas per day, both above our plan levels."

Payne added, "We have successfully integrated our assets and personnel and executed a smooth transition into the combined Company. With the lead-time we had for the merger, we were able to integrate our operating groups so that we were fully functional immediately after the merger. This preparation served us well during our first quarter of combined operations and has allowed the Company to respond quickly to opportunities."

Year-to-Date

For the six months ended June 30, 1999, the Company reported a net loss of $160.1 million or $1.29 cents per share, compared with net income of $0.1 million or break-even earnings per share for the comparable period of 1998, primarily due to the impairment charge and the historically low commodity prices realized during the first quarter of 1999. Total revenues for the six-month period were $180.6 million versus $146.6 million for the first half of 1998 due to higher second-quarter oil and gas production from the merger. Discretionary cash flow for the 1999 period increased to $82.5 million from $79.0 million during the first six months of 1998 as low commodity prices in the first quarter of 1999 neutralized the production increases in the second quarter of 1999.

During the first half of 1999, increased oil production from Indonesia and Gabon and domestic additions primarily from the merger drove a 20 percent increase in overall production to 46,100 barrels per day compared with 38,400 barrels per day in the first six months of 1998. The merger with Snyder in the second quarter of 1999 pushed overall gas production for the first half of 1999 up 28 percent to 231 Mmcf per day compared with 180 Mmcf per day in the first half of 1998.

For the first six months of 1999, realized oil prices averaged $13.01 per barrel, up slightly from the $12.48 per barrel realized in the same period of 1998. Natural gas prices declined 9 percent to $1.79 per Mcf in the first half of 1999 from an average $1.96 per Mcf in the 1998 period.

Total costs and expenses increased to $391.8 million during the first six months of 1999, compared with $151.1 million for the same period last year primarily because of merger costs.

Santa Fe Snyder Corporation is a large, independent oil and gas exploration and production Company with operations in the United States, Southeast Asia, South America and West Africa. Its common stock trades on the New York Stock Exchange under the symbol SFS.

This news release may contain "forward-looking statements" within the meaning of the Securities Litigation Reform Act. These projections and statements reflect the Company's current views with respect to future events and financial performance. Actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A.

                          SANTA FE SNYDER CORPORATION
             SECOND QUARTER 1999 RESULTS OF OPERATIONS (UNAUDITED)


                                                    THREE MONTHS ENDED              SIX MONTHS ENDED
                                                         JUNE 30,                        JUNE 30,
                                                -------------------------       -------------------------
                                                   1999             1998          1999             1998
                                                ---------       ---------       ---------       ---------
 CRUDE OIL AND LIQUIDS
     Sales Volumes (MBbls/day)
       Domestic                                      23.8            21.5            22.7            21.5
       Argentina                                      5.0             5.5             5.0             5.5
       Indonesia                                     15.5            13.0            15.7            10.0
       Gabon                                          2.7             1.9             2.7             1.4
                                                ---------       ---------       ---------       ---------
                                                     47.0            41.9            46.1            38.4
                                                =========       =========       =========       =========

     Sales Prices ($/Bbl)
       Unhedged
         Domestic                               $   14.73       $   11.70       $   12.59       $   12.46
         Argentina                                  14.90           11.03           12.52           11.74
         Indonesia                                  15.87           12.56           13.71           12.33
         Gabon                                      14.41           12.12           13.78           12.42
         Total                                      15.11           11.90           13.03           12.32
       Hedged                                       15.06           12.12           13.01           12.48

     Revenues ($/millions)
       Sales
         Domestic                               $    31.9       $    22.9       $    51.5       $    48.4
         Argentina                                    6.8             5.5            11.4            11.8
         Indonesia                                   22.3            14.8            39.1            22.2
         Gabon                                        3.5             2.1             6.6             3.2
                                                ---------       ---------       ---------       ---------
                                                     64.5            45.3           108.6            85.6
       Hedging                                        (.2)             .9             (.2)            1.1
       Net Profits Payments                           (.9)            (.5)           (1.9)           (1.2)
                                                ---------       ---------       ---------       ---------
                                                $    63.4       $    45.7       $   106.5       $    85.5
                                                =========       =========       =========       =========

 NATURAL GAS
     Sales Volumes (MMcf/day)
       Domestic                                     255.1           156.8           205.3           154.1
       Argentina                                     25.7            26.0            25.8            25.7
       Indonesia                                       .2              .4              .2              .3
                                                ---------       ---------       ---------       ---------
                                                    281.0           183.2           231.3           180.1
                                                =========       =========       =========       =========

     Sales Prices ($/Mcf)
       Unhedged
         Domestic                               $    2.03       $    2.10       $    1.89       $    2.07
         Argentina                                   1.27            1.34            1.24            1.29
         Indonesia                                    .97            1.04             .97            1.03
         Total                                       1.96            1.99            1.82            1.96
       Hedged                                        1.92            1.99            1.79            1.96

     Revenues ($/millions)
       Sales
         Domestic                               $    47.1       $    29.9       $    70.2       $    57.7
         Argentina                                    3.0             3.2             5.8             6.0
         Indonesia                                   --              --              --              --
                                                ---------       ---------       ---------       ---------
                                                     50.1            33.1            76.0            63.7
       Hedging                                       (1.1)           --              (1.1)           --
       Net Profits Payments                           (.5)           (1.2)           (1.6)           (3.0)
                                                ---------       ---------       ---------       ---------
                                                $    48.5       $    31.9       $    73.3       $    60.7
                                                =========       =========       =========       =========

                          SANTA FE SNYDER CORPORATION
                CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                   (In millions of dollars, except as noted)


                                                             THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                  JUNE 30,                       JUNE 30,
                                                          -----------------------        -----------------------
                                                            1999            1998           1999            1998
                                                          -------         -------        -------         -------
 REVENUES
       Sales of crude oil and liquids                     $  63.4         $  45.7        $ 106.5         $  85.5
       Sales of natural gas                                  48.5            31.9           73.3            60.7
       Other                                                   .5              .2             .8              .4
                                                          -------         -------        -------         -------
             TOTAL REVENUES                                 112.4            77.8          180.6           146.6
                                                          -------         -------        -------         -------

 COSTS AND EXPENSES
       Production and operating                              30.9            26.2           59.2            51.5
       Exploration, including dry hole costs                  9.4             7.3           20.6            19.5
       Depletion, depreciation and amortization              44.1            33.4           76.0            61.5
       Impairment of oil and gas properties                 196.4              --          196.4              --
       General and administrative                             7.6             4.6           13.0             9.0
       Taxes other than income                                6.1             4.3            9.6             8.4
       Merger related costs                                  16.8              --           16.8              --
       Loss (gain) on disposition of assets                    .1             1.2             .2             1.2
                                                          -------         -------        -------         -------
             TOTAL COSTS AND EXPENSES                       311.4            77.0          391.8           151.1
                                                          -------         -------        -------         -------
 INCOME (LOSS) FROM OPERATIONS                             (199.0)             .8         (211.2)           (4.5)

       Interest income                                         .3             1.0             .7             3.2
       Interest expense                                     (10.7)           (5.3)         (17.5)           (9.1)
       Interest capitalized                                   1.3             1.9            2.6             3.6
       Other income (expense)                                 (.1)            (.1)           (.1)            (.1)
                                                          -------         -------        -------         -------
 INCOME (LOSS) BEFORE INCOME TAXES
       AND EXTRAORDINARY ITEM                              (208.2)           (1.7)        (225.5)           (6.9)

       Income tax (expense) benefit
           Current                                             .6             2.8            (.1)            5.4
           Deferred                                          63.8             (.7)          69.7             1.6
                                                          -------         -------        -------         -------
 NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM               (143.8)             .4         (155.9)             .1

       Extraordinary item - debt extinguishment              (4.2)             --           (4.2)             --
                                                          -------         -------        -------         -------

 NET INCOME (LOSS)                                        $(148.0)        $    .4        $(160.1)        $    .1
                                                          =======         =======        =======         =======
 NET INCOME (LOSS) PER COMMON SHARE,
       BASIC AND DILUTED (IN DOLLARS)
       Net Income (Loss) Before Extraordinary Item        $  (.99)        $    --        $ (1.26)        $    --
       Extraordinary item - Debt Extinguishment              (.03)             --           (.03)             --
                                                          -------         -------        -------         -------
       Net Income (Loss) per Share                        $ (1.02)        $    --        $ (1.29)        $    --
                                                          =======         =======        =======         =======

 Average Shares Outstanding (in millions)
       Basic                                                145.3           102.9          123.9           102.8
                                                          =======         =======        =======         =======

                          SANTA FE SNYDER CORPORATION
                      CONSOLIDATED CASH FLOWS (Unaudited)
                   (In millions of dollars, except as noted)


                                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                               JUNE 30,                        JUNE 30,
                                                                       -----------------------         ----------------------
                                                                         1999            1998            1999            1998
                                                                       -------         -------         -------         -------
 Earnings (Loss) to Common Shares                                      $(148.0)        $    .4         $(160.1)        $    .1

 Add Back Non Cash Items:
    Depletion, Depreciation and Amortization                              44.1            33.4            76.0            61.5
    Impairment of Oil and Gas Properties                                 196.4              --           196.4              --
    Deferred Income Taxes                                                (66.1)             .7           (72.0)           (1.6)
    Other                                                                  (.5)            1.0              .7             1.9

 Add Back Income Statement Items Deemed Discretionary:
    Exploratory Dry Hole Costs                                              .8             3.6             6.3             7.2
    Exploration Expenses, other than dry holes                             8.6             3.7            14.3            12.3
    Merger Related Costs                                                  16.8              --            16.8              --
    Extraordinary Item - Debt Extinguishment Costs                         6.5              --             6.5              --
 Interest Capitalized                                                     (1.3)           (1.9)           (2.6)           (3.6)
 Net Loss (Gain) on Disposition of Assets                                   .1             1.2              .2             1.2
                                                                       -------         -------         -------         -------

    DISCRETIONARY CASH FLOW                                            $  57.4         $  42.1         $  82.5         $  79.0

 Discretionary Cash Disbursements and Receipts:
    Changes in Operating Assets and Liabilities                          (31.3)            8.3           (21.6)           (7.2)
    Capital Expenditures (excluding capitalized interest)                (65.9)          (57.5)         (126.3)         (114.5)
    Exploration Expenses, other than dry holes                            (8.6)           (3.7)          (14.3)          (12.3)
    Acquisition of Producing Properties                                   (1.4)          (88.2)           (1.9)         (100.0)
    Proceeds from Property Sales                                            .3              .3              .4             1.8
                                                                       -------         -------         -------         -------

    NET CASH FLOW BEFORE FINANCING ACTIVITIES                            (49.5)          (98.7)          (81.2)         (153.2)

 Net Change in Long-Term Lines of Credit                                  36.2           108.8            67.5           165.9
 Issuance of Senior Notes                                                123.4              --           123.4              --
 Retirement of 11% Subordinated Debentures                              (100.0)             --          (100.0)             --
 Treasury Stock Reissued                                                    .4             1.1              .4             1.5
 Treasury Stock Purchased                                                  (.3)           (1.1)            (.5)           (6.0)
                                                                       -------         -------         -------         -------

    INCREASE (DECREASE) IN CASH                                           10.2            10.1             9.6             8.2
                                                                       =======         =======         =======         =======

 Cash at End of Period                                                 $  21.7         $  13.8         $  21.7         $  13.8
                                                                       =======         =======         =======         =======


------------------------------------------------------------------------------------------------------------------------------
    DISCRETIONARY CASH FLOW PER SHARE (IN DOLLARS)                     $   .40         $   .41         $   .67         $   .77
------------------------------------------------------------------------------------------------------------------------------

                          SANTA FE SNYDER CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                   (In millions of dollars, except as noted)


                                                                 JUNE 30,        DECEMBER 31,
                                                                  1999              1998
                                                                --------         -----------
                                                               (unaudited)
ASSETS

 Current Assets:
     Cash                                                       $   21.7          $   12.1
     Other Current Assets                                          123.3             103.9
                                                                --------          --------

        Total Current Assets                                       145.0             116.0

     Investments                                                    29.2                --

     Property and Equipment, net                                 1,321.2             718.3

     Other Assets                                                   22.7              24.7
                                                                --------          --------

 TOTAL ASSETS                                                   $1,518.1          $  859.0
                                                                ========          ========

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities:
     Accounts Payable                                           $  105.8          $  123.3
     Other Current Liabilities                                      49.4              15.9
                                                                --------          --------

        Total Current Liabilities                                  155.2             139.2
                                                                --------          --------

     Long-Term Debt                                                640.9             330.6
                                                                --------          --------

     Other Long-Term Obligations                                    48.1              40.8
                                                                --------          --------

     Deferred Income Taxes                                          75.9                --
                                                                --------          --------

     Shareholders' Equity
        Common stock                                                 1.7               1.0
        Paid-in capital                                          1,139.6             728.2
        Accumulated deficit                                       (532.9)           (372.5)
        Other                                                      (10.4)             (8.3)
                                                                --------          --------

          Total Shareholders' Equity                               598.0             348.4
                                                                --------          --------

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $1,518.1          $  859.0
                                                                ========          ========

 CAPITALIZATION

     Long-Term Debt                                                 51.7%             48.7%

     Shareholders' Equity                                           48.3%             51.3%
                                                                --------          --------

                                                                   100.0%            100.0%
                                                                ========          ========